EXHIBIT 10.39

2401 International Lane, Madison, Wisconsin 53704-3192

Student Loan Guaranty

(For Loans to Students and Parents Under Title IV Part B of the
Higher Education Act of 1965 as amended)

Definitions: The term guarantor used herein shall mean the Great Lakes Higher Education Guaranty Corporation. Corporation shall mean Great Lakes Higher Education Guaranty Corporation. Lender shall include the undersigned and any eligible lender who becomes the assignee, pursuant to applicable statutes and regulations, of loans to students and parents granted under Title IV, Part B of the Higher Education Act of 1965, as amended (the “Act”).

Applicability. The benefits provided under this guaranty are applicable to any loan guaranteed under the Act. Within such limits as may be established herein and/or within such limits as the guarantor shall from time to time establish, the guarantor agrees to pay, upon proper notice of death, permanent and total disability, default or any other event or circumstance for which a claim may be paid under the Act, the outstanding principal and interest due to the lender upon any student or parent loan covered by this guaranty.*

Limitations. This guaranty is subject to all applicable federal statutes and administrative regulations. This guaranty is further subject to such limitations and procedures as are, or may be, established by Rules and Regulations of the Great Lakes Higher Education Guaranty Corporation (the “Corporation Rules and Regulations”). All applicable federal statutes and regulations and Corporation Rules and Regulations as they may from time to time be amended are made a part of this guaranty and incorporated herein.

The obligations of the lender as set forth in this guaranty shall constitute conditions precedent to any obligation on the part of the guarantor.

Obligations of the Lender:

(a)	The lender shall be an eligible lender under the Act and federal regulations.

(b)	The lender shall exercise due diligence as defined under the Act and federal regulations and within the meaning of the Corporation Rules and Regulations.

(c)	The lender shall comply with all applicable federal statutes and regulations.

(d)	The lender shall notify the Corporation promptly of any change of name by the lender, or assignment of the lender’s interest under this guaranty.

(e)	Any assignments of any interest of the lender under this guaranty shall be only to appropriate eligible lenders and shall be in compliance with all applicable provisions of federal statutes and regulations and Corporation Rules and Regulations.

(f)	The lender shall cooperate with the Corporation, the Department of Education and any other appropriate federal agency in the collection of any defaulted student or parent loan.

(g)	The lender shall assist eligible borrowers in securing reductions on obligations to pay interest on loans made by, or assigned to, the lender which reductions the borrowers may be eligible to receive under applicable federal statutes and regulations and the Corporation Rules and Regulations.

Termination. This guaranty may be terminated by the lender as to any loans made by the lender following not less than thirty days written notice to the Corporation. This guaranty may be terminated by the Great Lakes Higher Education Guaranty Corporation in the manner provided for by the Corporation Rules and Regulations. The termination of this guaranty shall not affect the coverage of any loans subject to this guaranty which were made prior to the date of termination.

*Notwithstanding the foregoing, default claims with respect to loans first disbursed on or after October 1, 1993, shall be paid at ninety-eight percent (98%) of the outstanding principal and interest due to the lender, or such lesser rate, if any, as may be provided in Section 428(b)(1)(G) of the Higher Education Act of 1965, as amended. Specifically, and without limitation, this guaranty shall not apply to any loan which is not eligible for reinsurance as a result of school based defenses or other defenses to enforceability under state or federal law. Payment hereunder is expressly limited to monies constituting the guarantor’s Guaranty Reserve Fund as established in accordance with the regulations governing the Federal Family Education Loan Program as found in 34 CFR 682.410(a)(1) or as provided under Title IV, Part B, Section 432(o) of the Higher Education Act of 1965, as amended.

Great Lakes Higher Education Guaranty Corporation

By:	/s/ Richard D. George	02/21/2003

	Authorized Officer	Date

     The above Guaranty is hereby accepted this 21st day of February , 2003 Exact Corporate Title The Bank of New York, as eligible lender trustee for Education Loan Asset-Backed Trust I

By	/s/ Mark McLaughlin	Title of Officer	Vice President

Employee Identification Number 13 516 0382		Lender Number 833922

Great Lakes Activation Instructions

Indicate the name of the contact person to be added to the Great Lakes database. Please fill in all boxes, if the information is not applicable, indicate as N/A. The contact person would be the main contact for Great Lakes to call if we have questions.

All correspondence including reports for Guarantee and Servicing will be sent to the above listed person. For a listing of all reports sent, please see the “Welcome to Great Lakes Educational Loan Services, Inc.” document.

1.	Indicate the way you’d like your Guarantee Notices sent. You have the choice of either regular mail or electronically.

2.	The Great Lakes issues a monthly Notable News bulletin to our customers. It can come to you via email or sent through regular mail. You may sign up unlimited email addresses to receive the Notable News bulletin. If you have more than the 3 spaces provided, please list them at the bottom on the activation request form. The Notable News contains vital information regarding FFELP regulations and processing.

3.	Please indicate if you will be originating new loans under this lender number.

4.	Great Lakes offers Servicing to all lenders. Please identify here if Great Lakes will handle Servicing for you. If it is someone other than Great Lakes please give the Servicer information requested.

5.	Indicate the loan types you will process as a Loan Origination System lender.

6.	If you will accept Consolidation Loans please indicate here. A representative will be in touch with you shortly after we receive the paperwork back.

7.	Indicate your institution’s policy for processing proprietary school applications. A proprietary school is a ‘For Profit’ institution.

8.	For loan disbursement options please check how you’d like your disbursements to be sent. Most schools prefer to receive their funds electronically. Indicate here if you will participate in Electronic Funds Transfer (EFT). If you choose EFT, you will need to read the EFT Guidelines and complete the ACH Authorization agreement form.

9.	Some lenders offer incentive programs, such as interest rate reduction for on-time payments or ACH for monthly payments. If you will be offering an incentive program, please explain in detail what you will be offering in the space provided.

10.	Great Lakes has a guarantor minimum of $50 and no loans will be guaranteed below that amount. If you have a loan minimum higher than this, please indicate.

11.	Indicate the Great Lakes Representative you’ve been working with.

It is Great Lakes’ policy to always file the 799 representing your Great Lakes’ serviced loans directly to the Department of Education.

Please return this form and all other documents as directed to the Customer Service Department listed below, or use the envelope provided to you.

Great Lakes Educational Loan Services, Inc.
Attn: Loan Operations/Marty Petry
2401 International Lane
Madison, WI 53704-3192

Great Lakes Activation Request

LENDER NAME	ID NUMBER	EIN NUMBER

MAILING ADDRESS AND CONTACT FOR GUARANTY RELATED CORRESPONDENCE

CONTACT

ADDRESS	EMAIL

CITY	STATE	ZIP

PHONE NUMBER	FAX NUMBER

1. How do you want your Guarantee Notices sent?	☐ Via Paper	☐ Electronic App Response File

TECHNICAL CONTACT	PHONE NUMBER

2. How do you want our monthly newsletter sent?	☐ Via Paper	☐ Electronic E-Notification

EMAIL ADDRESS	EMAIL ADDRESS	EMAIL ADDRESS

3.	Will you be originating new loans under this lender number?			☐ Yes	☐ No

	If yes, please check	☐ Great Lakes	☐ Lender	☐ Other

IF OTHER, WHO?

4.	Your loan will be serviced by?	☐ Great Lakes	☐ Lender	☐ Other

IF OTHER, SERVICER NAME	SERVICER ID NUMBER

5.   Check loan types offered:

	☐ Subsidized/Unsubsidized/PLUS	☐ Subsidized only	☐ PLUS only

6.	Will you be offering Consolidated Loans?	☐ Yes	☐ No

7.	Lender policy for proprietary school	☐ No restrictions	☐ No proprietary schools	☐ Other, per school basis

If other, list who would like to be called

8.	Loan Disbursement Options	☐ Check only	☐ Check and EFT with all schools participating

9.	Are you offering any special incentives we should know about?	☐ Yes	☐ No

INCENTIVE OFFERED

10.	Lender loan minimum $	11. Who was your initial contact at Great Lakes?

Gramm-Leach-Bliley Privacy Act Notice Process

Please discuss this process with the person or area responsible for distributing your privacy policy information.

As you know, the Gramm-Leach-Bliley Act implementation included a privacy policy notification requirement of all your customer relationships, including student loans. The Act requires you to send an initial privacy policy notice to your borrowers at the time a new relationship is established. Great Lakes Educational Loan Services, Inc. (Great Lakes) will assist all non-credit union lenders in meeting the requirements of this Act. Annually and at the time a new borrower relationship is established through a new loan disbursement originated by Great Lakes, or loan purchase by you, Great Lakes will provide you an electronic file of your borrowers’ names and addresses. You can then incorporate this information into your privacy policy distribution system.

Your privacy policy should direct student loan borrowers to contact a call center at your institution regarding your policy. According to the servicing agreement, Great Lakes is prevented from disclosing borrower information to third parties that are not associated with the student loan transactions. Your lending institution would be in the best position to describe your privacy policy and collect opt-out requests.

Privacy Act data files will be encrypted for security reasons, and sent to you an Internet email attachments. We will make decrypting and opening the data files as easy for you as possible. Once decrypted, the file can be imported into a spreadsheet or work processing program, or into your institution’s automated Privacy Act notice distribution system.

To assist Great Lakes in sending this file to you, please complete the attached form and return it as soon as possible. Great Lakes will need to know contact information for both a business and technical contact at your lending institution. Necessary information includes the following:

•	Email addresses for the business and technical contacts as well as for the files themselves.

•	If your institution has a Help Desk, please provide us with their telephone number and hours.

•	Please provide us with your email program, such as Outlook, Notes, GroupWise, Hotmail, AOL, CompuServe, Yahoo, etc.

If you have any questions about this process, please feel free to contact Lender Reporting at (608) 246-1640, by fax at (608) 246-1619, or via email at lenderreporting@glhec.org.

Email Address and Contact Request

Please complete and fax this form to: Lender Reporting (608)-246-1619

If there are any questions, please call (608)-246-1640 or send an email to lenderreportng@glhec.org

Please note for all email addresses on this form, provide a common departmental mailbox rather than a mailbox for an individual to minimize the amount of updates to email addresses when individuals in your company assume new responsibilities.

Contact Information

INSTITUTION NAME AND LENDER IDENTIFICATION NUMBER

Business Contact	Technical Contact

LAST NAME, FIRST NAME, MI	LAST NAME, FIRST NAME, MI

TELEPHONE	TELEPHONE
( ) — Ext.	( ) — Ext.

EMAIL ADDRESS (Case Sensitive)	EMAIL ADDRESS (Case Sensitive)

Help Desk (if appropriate)

TELEPHONE	HOURS OF OPERATION
( ) — Ext.

Email address that will receive transmission (as a file attachment)

COMMON DEPARTMENTAL MAILBOX (Case Sensitive)

Email address for notification in the event of transmission problems (if different than Business Contact)

EMAIL ADDRESS (Case Sensitive)

Type of email application/software being used by your institution (i.e. Outlook, Notes, AOL, CompuServe, Hotmail)

EMAIL APPLICATION/SOFTWARE